Exhibit 10.24

NOTES EXTENSION AGREEMENT

This Notes Extension Agreement (the “Agreement”) is entered into as of March 20, 2025 by and between the Mary S. Dent Gifting Trust (the “Holder”) and HealthLynked Corp., a Nevada corporation (the “Company”).

RECITALS

WHEREAS, during 2024, the Company issued to Holder the following unsecured promissory notes (collectively, the “Notes”):

	Note	Scheduled
Note Type	Date	Maturity	Principal

Note Payable	03/27/24	02/28/25	$150,000.00
Convertible Note	03/27/24	02/28/25	$166,500.00
Convertible Note	09/19/24	01/10/25	$36,842.11
Convertible Note	09/19/24	01/16/25	$10,526.32
Convertible Note	09/19/24	01/16/25	$73,684.21
Convertible Note	09/19/24	01/19/25	$21,052.63
Convertible Note	09/19/24	01/30/25	$105,263.16
Convertible Note	09/19/24	02/14/25	$126,315.79
Convertible Note	09/19/24	02/20/25	$105,263.16
Convertible Note	09/19/24	02/28/25	$52,631.58
Convertible Note	09/19/24	03/04/25	$157,894.74
Convertible Note	09/19/24	03/10/25	$210,526.32
Total			$1,216,500.02

WHEREAS, the Company and Holder wish to amend certain terms and conditions of the Notes as described below.

AGREEMENT

NOW THEREFORE, the Holder and the Company hereby agree as follows:

1.	The scheduled Maturity Date (as defined in each of the Notes and shown in the table above) of each of the Notes is hereby changed to September 20, 2025; and

2.	Interest on any unpaid Original Principal Amount (as defined in the Notes) shall accrue at an annual rate equal to twelve percent (12%) through the date of this Agreement, at a rate of fifteen percent (15%) from the date of this Agreement and through September 18, 2025, and at a rate of eighteen percent (18%) for any portion of the Original Principal Amount unpaid after September 18, 2025; and

3.	As consideration for this Agreement, the Company agrees to issue to Holder a ten-year warrant to purchase 1,353,356 shares of the Company’s common stock at an exercise price of $0.0375 per share, equal to the closing market price on the date prior to this Agreement; and

4.	All other terms and conditions of Notes shall remain unchanged; and

5.	The Holder hereby waives any default under the Notes now occurring or that has occurred, and the Company and Holder acknowledge that the Notes are not in default as of or through the date hereof.

IN WITNESS HEREOF, the undersigned have executed this agreement as of the date first set forth above.

COMPANY:		HOLDER:

HEALTHLYNKED CORP.		THE MARY DENT GIFTING TRUST

By:	/s/ Jeremy Daniel	By:	/s/ Michael Dent
Name:	Jeremy Daniel	Name:	Michael Dent
Title:	Chief Financial Officer	Title:	Trustee